SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT



                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934



     Date of Report (Date of earliest event reported): November 14, 2002



                       COLORADO WYOMING RESERVE COMPANY
            (Exact name of registrant as specified in its charter)



          WYOMING                       0-09482               83-0246080
(State or other jurisdiction   (Commission File Number)    (I.R.S. Employer
    of incorporation or                                 Identification Number)
      organization)
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                          751 HORIZON COURT, SUITE 205
                         GRAND JUNCTION, COLORADO 81506
                                 (970) 255-9995
    (Address and Telephone Number of Registrant's Principal Executive Office)


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ITEM 5.  OTHER EVENTS

On November 14, 2002, the Company closed a private placement of convertible notes to accredited investors for $280,000. The Convertible Notes are convertible into Common Stock at a conversion rate equal to the principal amount of each Convertible Note (plus accrued and unpaid interest) divided by the conversion price of $.30 per share of Common Stock. Repayment of the Convertible Notes is due on November 14, 2007, or on a sale of substantially all the assets of the Company, bankruptcy or liquidation of the Company occurring prior to November 14, 2007. The Convertible Notes are redeemable at the option of the Company for the principal amount of such Convertible Notes, plus accrued and unpaid interest any time after November 14, 2004. The use of proceeds from the private placement was as follows:

     - $75,000 to repay indebtedness owed to Kim Fuerst, President and Chief Executive Officer and a stockholder of the Company, for expenses that Mr. Fuerst paid on behalf of the Company (including lease payments, rent payments, telephone bills, etc.), for four months of the 33 months of unpaid but accrued salary that the Company owes Mr. Fuerst and for a loan that Mr. Fuerst made to the Company so that the Company could make lease rental payments;

     - an aggregate of approximately $68,000 to repay amounts due Trinity Petroleum Management, Butler Resources and ST Oil Company, each of which is an affiliate of J. Samuel Butler, a director and stockholder of the Company, for accounting services, reimbursement for payment of escrow fees for the private placement and reimbursement for payment of delay rentals and lease acquisitions;

     - approximately $24,000 to the farmees under the Farmout Agreement, dated September 28, 2000, between the Company as farmor and the Shoreline Companies LLC, Moore Energy LLC and ST Oil Company as farmees (certain directors and stockholders of the Company are directors, officers and controlling stockholders of ST Oil Company, the Shoreline Companies LLC and Moore Energy LLC) for reimbursement for payment of delay rentals and lease acquisitions; and

     - approximately $60,000 to repay existing indebtedness to the Company's accountants, auditors, legal counsel and other trade accounts.

The remaining $38,000 of the proceeds from the private placement will be used for general corporate purposes.

UNCERTAINTY OF FORWARD-LOOKING INFORMATION

This current report on Form 8-K includes statements that are not purely historical and are "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements involve risks and uncertainties that could cause actual results to differ from projected results. Such statements address activities, events or developments that the Company

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expects, believes, projects, intends or anticipates will or may occur, including the use of proceeds from the private placement. Factors that could cause actual results to differ materially ("Cautionary Disclosures") include, among others: general economic conditions, the market price of oil and natural gas, concentration of the Company's properties in a small area in the Paradox Basin, the strength and financial resources of the Company's competitors, climatic conditions, environmental risks, the results of financing efforts and regulatory developments. Many of such factors are beyond the Company's ability to control or predict. All forward-looking statements included or incorporated by reference in this Form 8-K are based on information available to the Company on the date hereof. Although the Company believes that the assumptions and expectations reflected in such forward-looking statements are reasonable, it can give no assurance that such expectations will prove to have been correct or that the Company will take any actions that may presently be planned. All forward-looking statements attributable to the Company or persons acting on its behalf are expressly qualified in their entirety by the Cautionary Disclosures.


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                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                        COLORADO WYOMING RESERVE COMPANY



Date:  December 16, 2002                By: /S/J. SAMUEL BUTLER
                                           ------------------------------------
                                               J. Samuel Butler
                                               Director

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